UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 25, 2011

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054
(Zip Code)

86-029-82582632
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, China Housing & Land Development, Inc.’s (the “Company”) 2011 Annual Meeting of Stockholders (the “Meeting”) was held at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, P.R.C. The following seven (7) directors were elected to serve on the board of directors (the “Board”) until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office (the “Directors”):

Mr. Pingji Lu, Chairman of the Board of Directors

Mr. Pingji Lu, 60, has served as the Chairman of the Board since joining the Company in September 1999. In addition, Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until its merger with Lanbo Financial Group, Inc., after which Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc. until December 2005. Prior to that Mr. Lu was the Chairman of the Board and Chief Executive Officer of Xi’an Newstar Real Estate Development Co., Ltd. from 1998 and previously served as General Manager from 1992 to 2003. From February 1968 to December 1999, Mr. Lu held various positions in the Chinese military, including soldier, Director of Barrack Administration, Supervisor, and Senior Colonel. Mr. Lu is a member of the Enterprise Credit Association of Shaanxi Province. Mr. Lu graduated from Xi’an Army College with a major in architectural engineering. On January 12, 2009, Mr. Lu resigned as Chief Executive Officer but has remained as Chairman of the Company. We believe Mr. Pingji Lu, the founder of the Company, has the most extensive knowledge and experience in the real estate industry within the Company and that such knowledge ad experience qualify him for the Chairman position.

Mr.  Xiaohong Feng, Chief Executive Officer & Director

Mr. Xiaohong Feng, 46, has served as the Chief Operating Officer and a Director of the Company since joining in January 2003. In addition, Mr. Xiaohong Feng was a Director of Lanbo Financial Group, Inc. from November 2004 until December 2005. Previously Mr. Feng served as President and a Director of Xi’an Newstar Real Estate Development Co., Ltd. from 2003 to 2004. From June 1996 to December 2002, Mr. Feng was General Manager and President of Xi’an Honghua Industry, Inc. He is a member of the China Architecture Association, Vice President of the Shaanxi Province Real Estate Association, and Vice Director of the Xi’an Decoration Association. Mr. Feng received an M.S. of architecture science from Xi’an Architecture & Technology University in 1990. On January 12, 2009, Mr. Feng was appointed as Chief Executive Officer of the Company. We believe Mr. Xiaohong Feng has extensive real estate knowledge and experiences, as well as strong architecture background. In addition, his role as Chief Executive Officer provides him with intimate knowledge of our operations and the markets in which we conduct our business. It is for these qualities that he was selected to serve as a Director of the Company.

Mr. Cangsang Huang, Chief Financial Officer & Director

Mr. Cangsang Huang, 33, has served as a Director since October 2009 and served first as Assistant Chief Financial Officer and then Chief Financial Officer of the Company, since October 2008. Mr. Huang worked at Cantor Fitzgerald from 2006 until 2007 and played an active role in several public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies.  Since 2007, Mr. Huang worked for Merriman Curhan & Ford Inc.(“Merriman”) followed by Collins Stewart LLC (“Collins Stewart”). He helped set up Merriman and Collins Stewart’s China banking practice and participated in several China related financing transactions, including General Steel (NYSE: GSI) and FUQI International (Nasdaq: FUQI). From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a Master’s degree in Statistics from Columbia University. Mr. Huang is a CFA Level III candidate and has his NASD Series 7 & 63 licenses. We believe Mr. Cangsang Huang is qualified for the Director position because he has extensive investment banking experience, and extensive knowledge of U.S. capital markets.

Mr. Heung Sang Fong, Independent Director

Mr. Fong, 52, has served as an independent Director of the Company since September of 2010. He also serves as Chief Financial Officer, Corporate Secretary, and Director of China Electric Motor Inc. (“China Electric”). Mr. Fong has served as China Electric’s Chief Financial Officer and Corporate Secretary since June 2010 and as a Director of China Electric since January 2010. From February 2009 to March 2010, Mr. Fong served as the Chief Financial Officer and as a Director of Apollo Solar Energy, Inc. (OTCBB: ASOE). From December 2006 to January 2009, Mr. Fong served as the Executive Vice President of Corporate Development of Fuqi International, Inc. (NASDAQ: FUQI). From January 2004 to November 2006, Mr. Fong served as the Managing Partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. From March 2002 to March 2004, he served as Chief Financial Officer of Pacific Systems Control Technology, Inc. From May 2001 to November 2001, Mr. Fong was the Director of Finance of PacificNet, Inc., a customer relationship management, mobile internet, e-commerce and gaming technology based in China. Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a Masters degree in Accounting from the University of Illinois at Urbana Champaign in 1993. Mr. Fong’s long and varied business career, including service as a CFO and Director of a publicly-traded company, as well as his financial and accounting experience as a U.S. CPA and knowledge of the capital markets qualify him to serve on the Company’s Board.

Mr. Yusheng Lin, Independent Director

Mr. Yusheng Lin, 45, has served as independent Director of our Company since October of 2011. Mr. Lin is currently the Deputy General Manager of SZ Kingworld (“SZK”) and Executive Director of Kingworld Medicines Group Ltd. (stock code: 01110HK) (“KMG”). He has been the deputy general manager of SZK since June 2006. He is primarily responsible for the capital management and the operations of KMG, a company that he joined in August of 2009. He has approximately 10 years of experience in the pharmaceutical industry. From 1999 to 2004, he worked at Xi’an Lijun Pharmaceutical Company Limited (“XLPC”), which is principally engaged in the manufacture and sale of pharmaceutical products in the PRC. XLPC is a wholly owned subsidiary of Lijun International Pharmaceutical (Holding) Company Limited (stock code: 2005) (“XLPC Parent”), a company listed on the Hong Kong Stock Exchange which, together with its subsidiaries, is engaged in the research, development, manufacture and sale of finished medicines and bulk pharmaceutical products to hospitals and distributors. Mr. Lin held the position of vice president of XLPC Parent from 2004 to 2006. From 2005 to 2006, he also held the position of chairman of XLPC. In 1989, he obtained a bachelor’s degree in philosophy from Yanan University. He received a master’s degree in business administration from Hong Kong Polytechnic University in 2006. We believe Mr. Lin’s wealth of business experience enable him to effectively contribute as a Director of the Board.

Mr. Suiyin Gao, Independent Director

Mr. Suiyin Gao, 57, has served as independent Director of our Company since October 2007. He has over 30 years’ experience in human resources and management consulting. Mr. Gao is currently the head of the Shaanxi Senior Talent Office, which is affiliated with the Shaanxi Provincial government and is focused on corporation management, consultation and human resources services. Mr. Gao is the founder and chairman of Shanxi Management Member Club, one of the largest manager clubs in Shanxi province. Mr. Gao is currently an independent director of six enterprises, and also acted as senior consultant for more than twenty enterprises. Previously, Mr. Gao worked in government since 1973. In 1998, Mr. Gao received his MBA from Northwest University in China. We believe Mr. Gao’s qualifications to serve on the Board include his extensive knowledge and experience in human resources and management consulting as well as his knowledge of our industry.

Mr. Albert McLelland, Independent Director

Mr. Albert McLelland, 52, has served as an independent Director since February 2009. He also serves as the Chairman of the Board’s Audit Committee. Since September 2008, Mr. McLelland has served as an independent Director and Chairman of the Audit Committee of the Board of Directors for China Fire & Security Group, Inc. On March 9, 2009, Mr. McLelland became an independent Director and Chairman of the Audit Committee of the Board of Directors for Yanglin Soybean, Inc. Mr. McLelland has been Senior Managing Director of AmPac Strategic Capital LLC since 2003. He is also a founder and Managing Director of AmPac-TDJ LLC. Prior to founding AmPac Strategic Capital, Mr. McLelland was responsible for the day to day cross-border transactions practice of PricewaterhouseCoopers’ financial advisory services. Mr. McLelland has extensive investment and merchant banking experience, has built two Asian-based financial service firms, and has led the corporate finance department at CEF Taiwan Limited. He began his investment banking career in public finance at Shearson Lehman. He holds an MBA from the University of Chicago and a Masters of International Affairs from Columbia University. He completed his undergraduate studies at the University of South Florida and studied Mandarin at the National Normal University in Taiwan. He has also earned a Certificate of Director Education from the National Association of Corporate Directors. We believe Mr. Albert McLelland’s qualifications to serve on our Board include his extensive knowledge and experience in auditing, and his extensive knowledge of the Company and the industry.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders at the Meeting:

•	The election of seven (7) Directors to serve on the Board until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office.

•	The ratification of MSCM LLP (“MSCM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

For more information about the foregoing proposals, see our proxy statement dated October 31, 2011, the relevant portions of which are incorporated herein by reference. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

The votes regarding the election of the persons named above as Directors were as follows:

	FOR	AGAINST	ABSTENTIONS

Pingji Lu	21,249,825	301,430	88,950
Xiaohong Feng	21,249,205	302,050	88,950
Cangsang Huang	21,247,786	303,469	88,950
Yusheng Lin	21,148,057	360,298	131,850
Heung Sang Fong	21,207,155	301,200	131,850
Albert McLelland	21,208,055	300,300	131,850
Suiyin Gao	21,149,857	390,498	99,850

The Directors were elected to serve on the Board until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office.

Item 8.01 Other Items.

At the Meeting, the proposal to ratify the appointment of MSCM as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2011 was duly approved and adopted. The votes regarding the proposal were as follows:

FOR	AGAINST	ABSTENTIONS
21,615,890	10,772	13,543

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Dated: November 25, 2011

	By:	/s/ Xiaohong Feng
Name: Xiaohong Feng Title: Chief Executive Officer